                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           -----------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 27, 2003
         --------------------------------------------------------------

                              HANOVER DIRECT, INC.
          -------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     1-12082
                       ----------------------------------
                            (COMMISSION FILE NUMBER)

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
             DELAWARE                                         13-0853260
-----------------------------------                     ----------------------
   (STATE OR OTHER JURISDICTION                            (I.R.S. EMPLOYER
         OF INCORPORATION)                              IDENTIFICATION NUMBER)

          115 RIVER ROAD
       EDGEWATER, NEW JERSEY                                     07020
-----------------------------------                         --------------
       (ADDRESS OF PRINCIPAL                                  (ZIP CODE)
        EXECUTIVE OFFICES)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS.

     On July 17, 2003, Hanover Direct, Inc., a Delaware corporation ("Hanover"), filed an action (Index No. 03/602269) in the Supreme Court of the State of New York, County of New York (the "Court") against Richemont Finance S.A., a Luxembourg company ("Richemont"), and Chelsey Direct, LLC, a Delaware limited liability company ("Chelsey"), seeking a declaratory judgment as to whether Richemont improperly transferred all of Richemont's securities in Hanover consisting of 29,446,888 shares of Common Stock of Hanover and 1,622,111 shares of Series B Participating Preferred Stock of Hanover (collectively, the "Shares") to Chelsey on or about May 19, 2003 and whether Hanover can properly recognize the transfer of those Shares from Richemont to Chelsey under federal and/or state law.

     On July 29, 2003, Chelsey answered Hanover's complaint, alleged certain affirmative defenses and raised three counterclaims against Hanover. Chelsey later moved for summary judgment dismissing Hanover's complaint. Subsequently, Chelsey moved to compel production of certain documents and for sanctions and/or costs.

     On August 28, 2003, Richemont moved to dismiss Hanover's complaint. It subsequently filed a motion seeking sanctions and/or costs against Hanover.

     On October 27, 2003, the Court granted Chelsey's motion for summary judgment and Richemont's motion to dismiss and ordered that judgment be entered dismissing the case in its entirety. The Court also denied Chelsey's and Richemont's motions for sanctions and Chelsey's motion to compel production of certain documents.



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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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
                                   HANOVER DIRECT, INC.
                                   ---------------------------------------------
                                                   (Registrant)

October 28, 2003                   By: /s/ Edward M. Lambert
                                   ---------------------------------------------
                                   Name:   Edward M. Lambert
                                   Title:  Executive Vice President
                                           Chief Financial Officer
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